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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF THE MONEY STORE INC.]

                                                                   April 9, 1997


The Money Store Inc.
2840 Morris Avenue
Union, New Jersey   07083


Ladies and Gentlemen:


     I am Corporate Counsel of The Money Store Inc., a New Jersey corporation (the "Company"), and am rendering this opinion in connection with the Company's preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 being filed on the date hereof with the Commission and a Post Effective Amendment to a Registration Statement on Form S-3 (No 33-98972) (together, the "Registration Statement"), relating to the registration (X) by the Company of (A) up to an aggregate of $759,146,250 of its
(i) unsecured debt securities (the "Debt Securities"), which may be either senior or subordinated, (ii) shares of preferred stock, no par value per share (the "Preferred Stock"), and (iii) shares of common stock, no par value (the "Common Stock" and, together with the Debt Securities and Preferred Stock, the "Securities"), and (B) an indeterminate amount of Securities that may be issued upon conversion or exchange of Debt Securities or Preferred Stock, as set forth in the Registration Statement and (Y) by the Guarantors named in the Registration Statement of certain guarantees of Debt Securities issued by the Company. This opinion letter is Exhibit 5.1 to the Registration Statement.

     The Securities are to be issued, separately or together, in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and any amendments or supplements thereto.
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The Money Store Inc.
April 9, 1997
Page 2

     In rendering this opinion, I have examined copies of the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated By-Laws of the Company, each as amended to the date hereof, the Registration Statement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as I have deemed necessary to form the basis of the opinion hereinafter expressed. In my examination of such materials, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to me. As to various questions of fact material to such opinion, I have relied, to the extent I deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

     I express no opinion except as to the laws of the State of New Jersey.

     The enforceability opinion expressed in (a) below may be limited by (i) the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws relating to creditors' rights generally and court decisions with respect thereto and (ii) the application of equitable principles in any proceeding whether at law or in equity.
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The Money Store Inc.
April 9, 1997
Page 3


     Based upon the foregoing, I am of the opinion that when (1) the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, (2) the terms of any class or series of Securities have been authorized by appropriate corporate action of the Company,
(3) if such Securities are Debt Securities, the appropriate indenture has been entered into by both the Company and the appropriate trustee and such Debt Securities shall have been executed by the Company and authenticated by such trustee and (4) such Securities have been issued and sold upon terms and conditions set forth in the Registration Statement, the applicable Prospectus and the applicable supplement to such Prospectus, then (a) the Debt Securities will be duly authorized and validly issued in accordance with their terms and the terms of the applicable indenture and will constitute legal and binding obligations of the Company, and (b) the shares of the Preferred Stock and Common Stock will be duly authorized and validly issued, fully paid and non-assessable.

     I hereby consent to be named in the Registration Statement and in the Prospectus under the caption "Legal Matters" which forms part of the Registration Statement. In giving such consent, I do not admit hereby that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

     Stroock & Stroock & Lavan LLP may rely on this opinion insofar as it relates to the Debt Securities as if such opinion had been addressed to such firm.


                                        Yours truly,


                                        /s/ Eric R. Elwin
                                        -----------------------------
                                        Eric R. Elwin
                                        Corporate Counsel